Exhibit 99.1
FOR IMMEDIATE RELEASE
RailAmerica, Inc. Reports First Quarter 2011 Results
First Quarter Highlights
•	Revenue increased 9% and carloads declined 1% versus first quarter 2010.

•	Income from continuing operations of $0.07 per share.

•	Adjusted income from continuing operations[1] of $0.12 per share.

•	Announced agreement to acquire three Alabama railroads.
JACKSONVILLE, FL, April 27, 2011 — RailAmerica, Inc. (NYSE: RA) today reported financial results for the quarter ended March 31, 2011. First quarter 2011 revenue increased 9% to $124.9 million from $114.9 million in the first quarter of 2010. Freight revenue increased 3% to $97.6 million with carloads down 1%. Non-freight revenue increased 36% to $27.3 million. Excluding the acquisition of Atlas Railroad Construction Company, non-freight revenue increased 22% versus first quarter 2010.
RailAmerica President and Chief Executive Officer John Giles, said “Our operations performed well in the quarter in the face of challenging weather and a sharp run up in fuel prices. We remain encouraged as we look ahead. The outlook for traffic is favorable and we continue to make progress on our growth and productivity initiatives. We are also continuing our strong, disciplined push in the corporate development area and were pleased to announce earlier this month an agreement to acquire three railroads in Alabama.”
RailAmerica reported first quarter 2011 income from continuing operations of $4.1 million, or $0.07 per diluted share. This compares to a loss from continuing operations of $2.5 million, or $0.05 per diluted share in the first quarter of 2010. Noteworthy items impacting the first quarters of 2011 and 2010 include:
•	45G tax credits: Because the latest extension of the credits (for 2010 and 2011) did not occur until December 2010, no benefits were recognized in the first quarter of 2010. A $4.2 million income statement benefit was recorded in the first quarter of 2011.

•	Amortization of swap termination costs: Non-cash charges of $3.7 million and $6.1 million were recorded in interest expense during the first quarters of 2011 and 2010, respectively, due to the June 2009 termination of an interest rate swap agreement.

•	Severance costs: First quarter 2011 labor and benefits costs include $1.6 million in severance expenses related to consolidating dispatching services and other organizational changes.

•	Styrene resolution: The Company resolved outstanding legal issues from a 2005 styrene car incident resulting in a $1.2 million favorable adjustment to casualty and insurance costs during the first quarter of 2011.

[1]	See schedule at end of press release for a reconciliation of non-GAAP financial measure.

•	Taxes: Cash taxes paid in the first quarter of 2011 were $1.3 million compared to the financial statement provision for income tax expense of $2.1 million.

	For the Three Months Ended March 31,
	2011		2010
($ in thousands except EPS)	Pre Tax	EPS	Pre Tax	EPS
45G tax credits	$4,150	$0.05	$0	$0.00
Amortization of swap termination costs	(3,677)	(0.04)	(6,073)	(0.07)
Severance costs	(1,587)	(0.02)	—	—
Styrene resolution	1,200	0.01	—	—
Note: Effective tax rates of 39% and 40% for 2011 and 2010 respectively.
The Company reported operating income of $24.2 million in the first quarter of 2011 compared to $19.2 million in the first quarter of 2010. First quarter 2011 operating income and expenses were impacted by 45G tax credits, severance costs and the styrene matter discussed above. Other first quarter 2011 operating expenses were up due to higher fuel prices, weather and the inclusion of Atlas Railroad Construction Company. Operating income excluding the impact of the 45G tax credits and asset sales is shown below.

	For the Three Months Ended
	March 31,
($ in thousands)	2011	2010
Operating revenue	$124,937	$114,941
Operating expense	100,734	95,740

Operating income, reported	24,203	19,201
Less: Benefit from 45G tax credit monetization	(4,150)	—

Operating income before 45G Benefit [1]	20,053	19,201
Less net (gain) / loss on sale of assets	207	(34)

Operating income before 45G Benefit and Asset Sales [1]	20,260	19,167

[1]	See schedule at the end of press release for a reconciliation of non-GAAP financial measure
As previously announced, RailAmerica, Inc. will present its first quarter earnings on Thursday, April 28, 2011 at 8:30 a.m. Eastern Time via live teleconference and webcast. Those interested in participating via teleconference may dial (877) 756-2088. Callers outside the U.S. may dial (706) 643-9763. The conference ID number is 57447874. Participants should dial in no later than 10 minutes prior to the call. Presentation materials and access to the live webcast will be available in the Investors section of RailAmerica’s website (www.railamerica.com). Following the earnings call, a webcast replay will be archived on the Company’s website. A telephone replay will be available through May 12, 2011 beginning approximately two hours after the call. The recording can be accessed by dialing (800) 642-1687 or (706) 645-9291. The conference ID number is 57447874.

RailAmerica, Inc. owns and operates short line and regional freight railroads in North America, operating a portfolio of 40 individual railroads with approximately 7,300 miles of track in 27 U.S. states and three Canadian provinces.
Cautionary Note Regarding Forward-Looking Statements
Certain items in this press release and other information we provide from time to time may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “appears,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. RailAmerica, Inc. can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from RailAmerica, Inc.’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, general economic conditions and business conditions, our relationships with Class I railroads and other connecting carriers, our ability to obtain railcars and locomotives from other providers on which we are currently dependent, legislative and regulatory developments including rulings by the Surface Transportation Board or the Railroad Retirement Board, strikes or work stoppages by our employees, our transportation of hazardous materials by rail, rising fuel costs, goodwill assessment risks, acquisition risks, competitive pressures within the industry, risks related to the geographic markets in which we operate; and other risks detailed in RailAmerica, Inc.’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for RailAmerica, Inc. to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. RailAmerica, Inc. expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.
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INVESTOR CONTACT
Ira Berger
Office: 904.538.6332
MEDIA CONTACT
Donia Crime
Office: 904.645.6200
Cell: 404.271.1437

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	For the Quarters Ended March 31,
	2011	2010
Operating revenue	$124,937	$114,941
Operating expenses:
Labor and benefits	41,617	37,751
Equipment rents	8,666	8,499
Purchased services	9,106	8,555
Diesel fuel	14,167	11,244
Casualties and insurance	2,134	3,633
Materials	5,085	3,925
Joint facilities	2,205	2,146
Other expenses	9,933	9,098
Track maintenance expense reimbursement	(4,150)	—
Net loss (gain) on sale of assets	207	(34)
Depreciation and amortization	11,764	10,923

Total operating expenses	100,734	95,740

Operating income	24,203	19,201
Interest expense, including amortization costs	(18,591)	(22,704)
Other income	540	459

Income (loss) from continuing operations before income taxes	6,152	(3,044)
Provision for (benefit from) income taxes	2,067	(530)

Net income (loss)	$4,085	$(2,514)

Basic earnings (loss) per common share:
Net income (loss)	$0.07	$(0.05)

Diluted earnings (loss) per common share:
Net income (loss)	$0.07	$(0.05)

Weighted average common shares outstanding:
Basic	54,651	54,568
Diluted	54,651	54,568

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2011	2010
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$130,054	$152,968
Accounts and notes receivable, net of allowance of $7,440 and $6,767, respectively	77,931	74,668
Current deferred tax assets	25,809	12,769
Other current assets	19,136	15,200

Total current assets	252,930	255,605
Property, plant and equipment, net	986,188	981,622
Intangible assets	140,102	140,546
Goodwill	212,721	212,495
Other assets	12,936	13,385

Total assets	$1,604,877	$1,603,653

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$290	$403
Accounts payable	72,780	66,258
Accrued expenses	38,885	36,913

Total current liabilities	111,955	103,574
Long-term debt, less current maturities	1,997	2,147
Senior secured notes	571,750	571,161
Deferred income taxes	218,701	202,985
Other liabilities	18,687	19,037

Total liabilities	923,090	898,904

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 400,000,000 shares authorized; 53,166,672 shares issued and outstanding at March 31, 2011; and 54,859,261 shares issued and outstanding at December 31, 2010	532	549
Additional paid in capital and other	603,602	636,757
Retained earnings	69,588	65,503
Accumulated other comprehensive income	8,065	1,940

Total stockholders’ equity	681,787	704,749

Total liabilities and stockholders’ equity	$1,604,877	$1,603,653

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Quarters Ended March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,085	$(2,514)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization, including amortization of debt issuance costs classified in interest expense	12,945	12,151
Amortization of swap termination costs	3,677	6,073
Net loss (gain) on sale or disposal of properties	207	(34)
Equity compensation costs	2,609	1,525
Deferred income taxes and other	615	(1,952)
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(3,025)	(9,980)
Other current assets	(3,924)	6,618
Accounts payable	4,198	9,220
Accrued expenses	2,124	4,169
Other assets and liabilities	(388)	164

Net cash provided by operating activities	23,123	25,440

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(15,786)	(11,679)
NECR government grant reimbursements	2,400	—
Proceeds from sale/disposition of assets	848	343

Net cash used in investing activities	(12,538)	(11,336)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principle payments on long term debt	(263)	(292)
Repurchase of common stock	(33,634)	—
Costs associated with sale of common stock	—	(106)
Deferred financing costs paid	(119)	(95)

Net cash used in financing activities	(34,016)	(493)

Effect of exchange rates on cash	517	319

Net (decrease) increase in cash	(22,914)	13,930
Cash, beginning of period	152,968	190,218

Cash, end of period	$130,054	$204,148

RAILAMERICA, INC. AND SUBSIDIARIES
SELECTED FINANCIAL INFORMATION
(Amounts in thousands)
(Unaudited)

	Quarters Ended March 31,
	2011		2010
Operating revenue	$124,937	100.0%	$114,941	100.0%
Operating expenses:
Labor and benefits	41,617	33.3%	37,751	32.8%
Equipment rent	8,666	6.9%	8,499	7.4%
Purchased services	9,106	7.3%	8,555	7.4%
Diesel fuel	14,167	11.3%	11,244	9.8%
Casualties and insurance	2,134	1.7%	3,633	3.2%
Materials	5,085	4.1%	3,925	3.4%
Joint facilities	2,205	1.8%	2,146	1.9%
Other expenses	9,933	7.9%	9,098	7.9%
Track maintenance expense reimbursement	(4,150)	-3.3%	—	0.0%
Net loss (gain) on sale of assets	207	0.2%	(34)	0.0%
Depreciation and amortization	11,764	9.4%	10,923	9.5%

Total operating expenses	100,734	80.6%	95,740	83.3%

Operating income	$24,203	19.4%	$19,201	16.7%

RAILAMERICA, INC. AND SUBSIDIARIES
Railroad Freight Revenue, Carloads and Average Freight Revenue
Per Carload
Comparison by Commodity Group
(Unaudited)

	Quarter Ended March 31, 2011			Quarter Ended March 31, 2010
			Average Freight			Average Freight
	Freight		Revenue per	Freight		Revenue per
	Revenue	Carloads	Carload	Revenue	Carloads	Carload
	(Dollars in thousands, except average freight revenue per carload)
Chemicals	$16,165	24,902	$649	$14,015	23,412	$599
Agricultural Products	14,935	30,710	486	15,486	33,942	456
Metallic Ores and Metals	10,197	16,599	614	9,623	17,059	564
Pulp, Paper and Allied Products	9,733	17,007	572	9,119	15,373	593
Non-Metallic Minerals and Products	9,053	19,850	456	7,893	17,764	444
Coal	8,587	40,745	211	9,585	42,775	224
Food or Kindred Products	7,091	13,636	520	6,852	14,018	489
Forest Products	6,834	11,432	598	6,592	11,486	574
Petroleum	5,649	11,316	499	5,645	11,823	477
Waste and Scrap Materials	5,235	13,093	400	5,305	13,115	404
Other	2,573	7,055	365	2,914	7,242	402
Motor Vehicles	1,583	2,697	587	1,806	3,241	557

Total	$97,635	209,042	$467	$94,835	211,250	$449

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
     Adjusted income from continuing operations is a supplemental measure of profitability that is not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We use non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. However, Adjusted income from continuing operations has limitations as an analytical tool. It is not a measurement of our profitability under GAAP and should not be considered as an alternative to Income (loss) from continuing operations as a measure of profitability.
     Adjusted income from continuing operations assists us in measuring our performance and profitability of our operations without the impact of foreign exchange loss (gain) on debt and transaction costs related to debt extinguishment, acquisitions and swap termination. The following table sets forth the reconciliation of Adjusted income from continuing operations.

	Q1 2011		Q1 2010
(In thousands, except per share data)	After Tax	Per Share	After Tax	Per Share

Income (loss) from continuing operations	$4,085	$0.07	$(2,514)	$(0.05)

Add:
Amortization of swap termination costs	2,243	$0.04	3,644	$0.07
Acquisition costs	44	$0.00	—	—

Adjusted income from continuing operations	$6,372	$0.12	$1,130	$0.02

Weighted Average common shares outstanding (diluted)	54,651		54,568
     Note: Numbers may not add due to rounding

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
     Operating Income Before 45G Benefit, Operating Ratio Before 45G Benefit, Operating Income Before 45G Benefit and Asset Sales and Operating Ratio Before 45G Benefit and Asset Sales are supplemental measures of profitability that are not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We use non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. However, Operating Income Before 45G Benefit, Operating Ratio Before 45G Benefit, Operating Income Before 45G Benefit and Asset Sales and Operating Ratio Before 45G Benefit and Asset Sales have limitations as an analytical tool. They are not measurements of our profitability under GAAP and should not be considered as an alternative to Operating Income or Operating Ratio as a measure of profitability.
     Operating Income Before 45G Benefit and Operating Ratio Before 45G Benefit assists us in measuring our performance and profitability of our operations without the impact of monetizing the 45G Tax Benefit. Operating Income Before 45G Benefit and Asset Sales and Operating Ratio Before 45G Benefit and Asset Sales assists us in measuring our performance and profitability of our operations without the impact of monetizing the 45G Tax Benefit and Asset Sales. The following table sets forth the reconciliation of Operating Income Before 45G Benefit from our Operating Income, Operating Ratio Before 45G Benefit from our Operating Ratio, Operating Income Before 45G Benefit and Asset Sales from our Operating Income and Operating Ratio Before 45G Benefit and Asset Sales from our Operating Ratio.

($ in thousands)	Q1 2011		Q1 2010

Operating revenue	$124,937		$114,941
Operating expense	100,734		95,740

Operating Income, reported	24,203		19,201

Operating ratio Reported		80.6%		83.3%

Less: Benefit from 45G tax credit monetization	(4,150)	3.3%	—	0.0%

Operating income before 45G Benefit	20,053		19,201

Operating ratio before 45G Benefit		83.9%		83.3%

Net (gain) loss on sale of assets	207	-0.2%	(34)	0.0%

Operating income before 45G Benefit and Asset Sales	$20,260		$19,167

Operating ratio, before 45G Benefit and Asset Sales		83.8%		83.3%
Note: Numbers may not add due to rounding